Securities and Exchange Commission
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                 March 10, 1997
                Date of Report (Date of earliest event reported):


                            COVOL TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in its Charter)


        Delaware                    0-27803                     87-0547337
-------------------------     ------------------         -----------------------
(State or Other Juris-         (Commission File               (IRS Employer
diction of Incorporation)            Number)                Identification No.)



                  3280 North Frontage Road
                        Lehi, Utah,                       84043
               -----------------------------        -----------------
                  (Address of Principal                 (Zip Code)
                    Executive Offices)




                                 (801) 768-4481
              (Registrant's telephone number, including area code)








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Item 2.  Acquisition or Disposition of Assets

         General Description of the Disposition

         On March 10, 1997, Covol Technologies, Inc. (the "Registrant"), together with Utah Synfuel No. 1, Ltd, a majority owned Delaware limited partnership ("Utah Synfuel"), finalized the sale of its synthetic fuel briquetting facility located near Price, Utah (the "Utah Plant") for $3.5 Million, in the form of a nonrecourse promissory note (the "Note") all in accordance with a Utah Project Purchase Agreement, dated as of March 7, 1997, by and among the Registrant, Utah Synfuel and Coaltech (the "Purchase Agreement"). The aggregate principal balance of the Note accrues interest at a fixed interest rate of 9.6552% per annum, and is to be repaid in forty-four (44) equal consecutive quarterly installments of principal and interest in the amount of $130,000, commencing on March 31, 1997. The Note is secured by a security interest in the Utah Plant, and in the event of a default under the Note, Registrant's and Utah Synfuel's sole right to recovery is limited to the Utah Plant as pledged collateral without any recourse against Coaltech. Accordingly, payments under the Note will be subject to the profitable production and sale of Briquettes at the Utah Plant. If payments are made on the Note or the sublicense agreement described below, the Registrant is only entitled to receive a distribution, if any, in accordance with its percentage ownership of Utah Synfuel. Currently, the Registrant has a 60% interest in Utah Synfuel.

         The Utah Plant is expected to convert coal fines, which are small particles of coal of 1/4" or smaller, into a solid synthetic fuel ("Briquettes") using Registrant's patented briquetting technology (the "Briquetting Technology"). As of the date of the sale of the Utah Plant, the Utah Plant has not produced Briquettes at its anticipated full capacity.

         The purchaser of the Utah Plant was Coaltech No.1, L.P., a Delaware limited partnership ("Coaltech") consisting of AJG Financial Services, Inc., a Delaware corporation, and Square D Company, a Delaware corporation, as limited partners. The Registrant is a 1% general partner in Coaltech. Coaltech is a single purpose limited partnership with no assets other than the Utah Plant and the sublicense described below.

         In connection with the sale transaction, Utah Synfuel sublicensed the Registrant's Briquetting Technology to Coaltech for the production of Briquettes. Utah Synfuel received $1.4 Million as an advance license fee for the sublicense. The above summary of the sale of the Utah Plant and the sublicensing of the Briquetting Technology to Coaltech is qualified in its entirety by the more detailed description below and reference to the agreements attached hereto as exhibits and available upon request to the Registrant.

         Intermediate Transfer to Utah Synfuel

         On March 10, 1997 the Registrant transferred the Utah Plant to Utah Synfuel in accordance with an Original Utah Project Purchase Agreement, dated as of March 7, 1997, by and between the Registrant and Utah Synfuel (the "Original Purchase Agreement"). In connection with the execution and delivery of the


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Original  Purchase  Agreement,  the  Registrant  also  granted to Utah Synfuel a non-exclusive license of the Briquetting Technology pursuant to an Original Licensing Agreement, dated as of March 7, 1997, by and between the Registrant and Utah Synfuel (the "Original License").

         License Agreement

         In connection with the execution and delivery of the Purchase Agreement on March 10, 1997, Utah Synfuel also granted Coaltech a non-exclusive sublicense of the Briquetting Technology all pursuant to a License Agreement, dated as of March 7, 1997, by and among Utah Synfuel, as licensor, the Registrant, as vendor, and Coaltech as licensee and vendee (the "License Agreement"). Under the License Agreement, and as stated above, Utah Synfuel received an advance license fee of $1.4 Million, and depending upon the amount of Briquettes that are produced, sold and qualify as "qualified fuels" under Section 29 of the Internal Revenue Code of 1986, as amended (the "Code"), Utah Synfuel may receive an earned license fee payable quarterly. The earned license fee is based upon the product of an established dollar amount multiplied by the MMBtu of the extrusions and briquettes manufactured using the Briquetting Technology at the Utah Plant. The established dollar amount is subject to annual adjustment based upon an "inflation adjustment factor" as set forth in Section 29(d)(2) of the Code. Utah Synfuel also has the opportunity to receive an additional $1.1 Million as a goal fee if (i) the Utah Plant during any consecutive seven (7) day period produces and sells 7,140 tons of acceptable Briquettes, (ii) Registrant completes the installation of additional equipment at the facility and (iii) notice is given to Coaltech regarding such production and installation. The Registrant cannot predict with any certainty the amount of ongoing fees that can be generated under the Licensing Agreement.

         Also under the License Agreement, the Registrant has agreed to sell certain propriety binder material necessary to produce the Briquettes to Coaltech at an established rate per ton subject to annual adjustment based upon the producer price index. The License Agreement extends to the later of (i) January 1, 2008 or (ii) the corresponding date after which tax credits may not be accrued or otherwise available under Section 29 of the Code.

         As part of the sale of the Utah Plant, the Registrant contracted with Coaltech to act as operator of the facility for a quarterly fee based upon the sale of Briquettes per year. The Registrant cannot predict with any certainty the amount of quarterly fees that can be generated under its operation and maintenance agreement with Coaltech. Moreover, the Registrant granted Coaltech a put option to require the Registrant to purchase from Coaltech the Utah Project if (i) all of the Coaltech limited partners are unable to utilize the federal income tax credits under Section 29 of the Code, (ii) the economic benefits or effects accruing to or experienced by all of the Coaltech limited partners shall differ or (iii) there is a permanent force majeure or material damage or destruction of the Utah Plant.

         The Registrant will act as corporate general partner of Coaltech. The Registrant and Utah Synfuel have no prior affiliation with Square D Company or AJG Financial Services, Inc., except that AJG Financial Services, Inc. holds


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debentures  issued by the  Registrant.  The  Registrant  issued a press  release announcing the sale of the Utah Plant on March 11, 1997, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.  Other Events

         Effective April 1, 1997, Max E. Sorensen will begin employment with the Registrant as a Vice President. Set forth below is summary biographical information with respect to Mr. Sorensen.

         Max E. Sorensen, Age 47. Mr. Sorensen served as Senior Vice President of Engineering and Technology of Geneva Steel until becoming a Vice President of the Registrant as of April 1, 1997. Mr. Sorensen began his employment with Geneva Steel in October 1989. During his employment with Geneva Steel, Mr. Sorensen served as Manager of Research and Development for Raw Materials and Primary Processes; Chief Engineer of Coke, Iron and Steel and Vice President of Engineering. Mr. Sorensen obtained a B.S. in Metallurgical Engineering from the University of Utah in 1973 and a Masters of Science Degree in Industrial Management from Purdue University in 1978.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a)      Financial Statements of Business Acquired.

         Not applicable.

(b)      Pro Forma Financial Information.

         Not Applicable.

(c)      Exhibits.

         10.1 Utah Project Purchase Agreement, dated as of March 7, 1997, by and among Registrant Utah Synfuel #1 Ltd., a Delaware limited partnership, US #1 and Coaltech No. 1, L.P., a Delaware limited partnership ("Coaltech").

         10.33 License and Binder Purchase Agreement, dated as of March 7, 1997, by and among Registrant, US #1 and Coaltech.*

         10.34 Operation and Maintenance Agreement, dated as of March 7, 1997, by and between Covol and Coaltech.*

         10.35 Purchase and Supply Agreement, dated as of March 7, 1997, by and among Covol, US #1 and Coaltech.*

         10.36 Abandonment Option Agreement, dated as of March 7, 1997, by and among Covol and the limited partners of Coaltech.


* Exhibits 10.34, 10.35, and 10.36 each contain confidential information which has been omitted pursuant to a Confidential Treatment Request and filed separately with the Commission.


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         99.1     Press Release issued by Registrant on March 11, 1997.

         99.2     Press Release issued by Registrant on March 21, 1997.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     COVOL TECHNOLOGIES, INC.
                                                           (Registrant)


                                                     /s/Brent M. Cook
                                                     -------------------------
Date:  March 21, 1997                                By:  Brent M. Cook
                                                     Title:  President